UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

January 24, 2012

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Corporate Bonus Plan

On January 24, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Informatica Corporation (“Informatica”) approved the allocations, methodologies, and metrics for the payment of bonuses for fiscal 2012, if any, to Informatica’s executive officers.

Aggregate cash bonus amounts range between 75% and 105% of base salary per executive officer at the target level of achievement. Each officer’s actual bonus will be determined based on the achievement of performance goals related to license bookings and non-GAAP operating income. The target levels of the performance goals are measured on a semi-annual basis. There is no payout for achievement at 80% or less of the target level for that semi-annual period. In addition, it is possible to exceed the target level of achievement and receive a bonus payout in excess of the amount payable at the target level, up to a maximum of 200% of the target bonus amount. Bonuses are paid out after the second calendar quarter for performance achieved in the first half of the year, and after the fourth calendar quarter for performance achieved in the second half of the year. The Committee reviews, approves and has discretion to adjust the actual achievement levels and the bonus payments for all participants.

Form of Performance-Based Restricted Stock Unit Agreement

Also on January 24, 2012, the Committee approved a new form of Performance-Based Restricted Stock Unit Agreement (the “PRSU Agreement”) for certain employees, including Informatica’s executive officers, for use under Informatica’s 2009 Equity Incentive Plan (the “Plan”).

General Terms. The PRSU Agreement provides for the grant of a target number of performance-based restricted stock units (“PRSUs”) that will be eligible to vest if the applicable performance criteria have been met. The number of PRSUs in which the recipient may be eligible to vest will depend upon the level of achievement with respect to certain performance criteria specified by the Committee at the time of grant. If the target level of achievement is not met, no PRSUs will be earned. The recipient may earn (and therefore be eligible to vest in) up to 150% of the target number of PRSUs for achievement in excess of the target level. Once the actual number of PRSUs eligible to vest has been determined, the PRSU Agreement provides that the PRSUs will vest as to one-fourth of the PRSUs on each anniversary of the grant date, provided the recipient remains an employee of Informatica through such date.

This summary of the terms of the PRSU Agreement is qualified in its entirety by the form of Performance-Based Restricted Stock Unit Agreement filed as Exhibit 10.1 and incorporated herein by reference.

2012 Grants to Named Executive Officers. The Committee approved, effective February 1, 2012, the following performance-based restricted stock unit awards for Informatica’s named executive officers: Sohaib Abbasi was awarded a target grant of 13,000 performance-based restricted stock units, and Earl Fry, Paul Hoffman, Girish Pancha and Ivan Chong each were awarded a target grant of 6,500 performance-based restricted stock units.

The performance period for these 2012 grants will be the 2012 fiscal year. 50% of the target grant will be measured on the basis of Informatica’s total revenue for the performance period and 50% will be measured on the basis of non-GAAP operating income for the performance period. These awards will be scheduled to vest as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2012		INFORMATICA CORPORATION

	By:	/s/ EARL E. FRY
Earl E. Fry Chief Financial Officer, Chief Administration Officer and EVP, Global Customer Support

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award